                                                                    Exhibit 23.2
                      [Letterhead of Arnold G. Greene CPA]


                       CONSENT OF INDEPENDENT ACCOUNTANT



To The Board of Directors of
Emerging Growth Acquisition Corporation I


I have issued my report dated October 11, 1996 accompanying the financial statements of Emerging Growth Acquisition Corporation I, included in the Registration Statement on Form SB-2 and the related Prospectus (the Registration Statement).

I consent to the use of my report, as stated above in the Registration Statement. I also consent to the use of my name and the statements with respect to me as appearing under the heading "Experts" in the Registration Statement.

Arnold G. Greene


/s/ Arnold G. Greene
--------------------
New York, New York
October 12, 1996

               [Letterhead of Orrick, Herrington & Sutcliffe LLP]

                                                            WRITER'S DIRECT LINE
                                                                  (212) 506-5141

                                                 November 6, 1996

VIA EDGAR
---------
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re: Emerging Growth Acquisition Corporation I on Form SB-2 for Registration of Common Stock

Ladies and Gentlemen:

                  On behalf of Emerging Growth Acquisition Corporation I, a Delaware corporation (the "Company"), we hereby submit in electronic format for filing with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), one complete copy of the Company's Registration Statement on Form SB-2 (the "Registration Statement") for the registration of 166,332 shares of the Company's Common Stock, par value $0.001 per share, together with one complete copy of the exhibits listed in the Registration Statement as filed therewith.

                  The Company has previously transmitted to Mellon Bank a certified check in the amount of $100.00 in payment of the applicable registration fee.

                  Should any member of the Commission's staff have any questions concerning the enclosed materials or desire any further information or clarification with respect to the Registration Statement, please do not hesitate to contact me (tel: 212-506-5141) or Rubi Finkelstein of this office (tel:
212-506-5380).

                                                      Very truly yours,


                                                     /s/ Michael J. Zeidel
                                                     ---------------------------
MJZ:akr                                                  Michael J. Zeidel

Enclosures

cc:      Michael S. Jacobs
         Walter D. O'Hearn Jr.
         Rubi Finkelstein, Esq.